Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-270902) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Acumen Pharmaceuticals, Inc.,
(2)Registration Statement (Form S-3 No. 333-266004) of Acumen Pharmaceuticals, Inc.,
(3)Registration Statement (Form S-8 No. 333-263947) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Acumen Pharmaceuticals, Inc., and
(4)Registration Statement (Form S-8 No. 333-257666) pertaining to the 2013 Amended and Restated Stock Performance Plan, 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Acumen Pharmaceuticals, Inc.

of our report dated March 26, 2024, with respect to the financial statements of Acumen Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) of Acumen Pharmaceuticals, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Tysons, Virginia
March 26, 2024